3-504 11-197 Page 1
Transamerica Life Insurance Company
Of New York
                       Transamerica Life Insurance Company of New York Home Office: 100 Manhattanville Road
                       Purchase, New York 10577-2135
                       A Stock Company


ABOUT YOUR POLICY


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This is a legal policy between you, the "owner", and Transamerica Life Insurance
Company of New York (referred to as "we", "us", and "our" in this policy). Please read it carefully.

The owner will be entitled to certain benefits provided under this policy, subject to its provisions.



Right to Cancel
The owner may cancel this policy by returning it to: (a) the agent or (b) Transamerica Life Insurance Company of New York, Annuity Service Center, P.O. Box 31848, Charlotte, North Carolina 28231-1848, before midnight of the tenth day after receipt of the policy. The return of the policy will be effective as of the date the notice is received. We will refund an amount equal to the sum of: (i) all premiums allocated to the fixed account less any withdrawals; and
(ii) the variable accumulated value of the policy.


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PAYMENTS  AND VALUES  PROVIDED  UNDER THIS POLICY  WHEN BASED ON THE  INVESTMENT
PERFORMANCE OF THE VARIABLE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. REFER TO PAGE 7 FOR ADDITIONAL INFORMATION ON THE VARIABLE ACCOUNT. THE SMALLEST ANNUAL RATE OF INVESTMENT RETURN ON THE VARIABLE ACCOUNT SO THAT THE DOLLAR AMOUNT OF VARIABLE ANNUITY PAYMENTS WILL NOT DECREASE IS 5.55%


                 TRANSAMERICA LIFE INSURANCE COMPANY OF NEW YORK


                    Alan T. Cunningham       Nooruddin S. Veerjee

                          PRESIDENT           CHAIRMAN







                  Individual Flexible Premium Deferred Annuity
                  Variable and fixed dollar settlement options
                          Separate Account Investments
                     Non-participating - No annual dividends


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


----------------------------------
Information page
----------------------------------

----------------------------------
                     Policy Information                                          Beneficiary Information
-------------------------------------------------------------- ------------------------------------------------------------
-------------------------------------------------------------- ------------------------------------------------------------

Policy Number:                            Specimen             Beneficiary:               Judy Doe
Policy Effective Date:                    July 1, 1997         Date of Birth:             January 1, 1959
Income Tax Status:                        Non-Qualified        Tax ID Number:    999-99-9999
Initial Premium:                          $20,000
Annuity Date:                             July 1, 2044

-------------------------------------------------------------- ------------------------------------------------------------
                      Owner Information                                           Annuitant Information
-------------------------------------------------------------- ------------------------------------------------------------

Owner:                     John Doe                            Annuitant:                   John Doe
Date of Birth:             January 1, 1959                     Date of Birth:               January 1, 1959
Tax ID Number:             999-99-9999                         Tax ID Number:               999-99-9999

-------------------------------------------------------------- ------------------------------------------------------------
-------------------------------------------------------------- ------------------------------------------------------------
                   Joint Owner Information                                     Joint Annuitant Information
-------------------------------------------------------------- ------------------------------------------------------------

Joint Owner:               Jane Doe                            Joint Annuitant:           Jane Doe
Date of Birth:             January 1, 1959                     Date of Birth:             January 1, 1959
Tax ID Number     :        999-99-9999                         Tax ID Number:    999-99-9999

-------------------------------------------------------------- ------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                          Allocation of Initial Premium
---------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------- ------------------------------------------------------------
Variable Sub-accounts
 [Alliance VPF Premier Growth                     ____%        Morgan Stanley UF Fixed Income]                   ____%
Alliance VPF Growth and Income]                      ____%     Morgan Stanley UF High Yield]                     ____%
Alger American Income and Growth                  ____%        Morgan Stanley UF International Magnum]           ____%
Dreyfus VIF Capital Appreciation                  ____%        OCC Accumulation Trust Managed                    ____%
Dreyfus VIF Small Cap]                            ____%        OCC Accumulation Trust Small Cap                  ____%
Janus Aspen Balance                               ____%        Transamerica VIF Growth Fund                      ____%
Janus Aspen Worldwide Growth                      ____%        Transamerica VIF Money Market Portfolio           ____%]
MFS VIT Emerging Growth                           ____%        Fixed  Account                                    ____%
MFS VIT Growth and Income                         ____%
MFS VIT Research                                  ____%                                   Total Allocation:       100%

-------------------------------------------------------------- ------------------------------------------------------------

The data above reflects the information you provided us to issue this policy. If you wish to change/correct any information on this page or for inquiries regarding coverage or customer service please call us immediately at our service center.



SERVICE CENTER:                Transamerica Life Insurance Company of New York
                               Annuity Service Center
                               P.O. Box 31848
                               Charlotte, North Carolina  28231-1848
                               1-800 258-4260
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

                             ANNUAL CHARGES AND FEES
                             Charges  and fees at the time we issued this policy
are shown below.
------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------- --------------------------------------------------------------
Mortality and Expense Risk Charge                               1.20% of the assets in each variable sub-accoun]
--------------------------------------------------------------
                                                                -------------------------------------------------------------
Administrative                                                  Expense   Charge
                                                                Currently  0.15%
                                                                of the assets in
                                                                each    variable
                                                                sub-account.
                                                                Guaranteed never
                                                                to exceed 0.35%.
--------------------------------------------------------------  -------------------------------------------------------------
Transfer Fee                                                    $10 for each transfer over twelve in each policy year
                                                                -------------------------------------------------------------
--------------------------------------------------------------
Systematic Withdrawal Fee                                       $25
--------------------------------------------------------------
                                                                -------------------------------------------------------------
Account Fee (before the annuity date)                           $30 or 2% of the policy value if less
                                                                 We will waive if policy value is over $50,000
--------------------------------------------------------------  -------------------------------------------------------------
Annuity Fee (after the annuity date)                            $30
--------------------------------------------------------------


--------------------------------------------------------------- --------------------------------------------------------------

                         CONTINGENT DEFERRED SALES LOAD
                  Number of Complete Years                    Contingent Deferred Sales Load
                  From Receipt of Premium                     as a Percentage of Premium
                  Less than 1 year................................................6%
                  1 year but less than 2 years....................................6%
                  2 years but less than 3 years...................................5%
                  3 years but less than 4 years...................................5%
                  4 years but less than 5 years...................................4%
                  5 years but less than 6 years...................................4%
                  6 years but less than 7 years...................................2%
                  7 or more years.................................................0%


Additional Information

          Minimum Initial Premium:                                     $5,000
                                                              $2,000 for IRA's

          Additional Premium Minimum:                                  $1,000

          Maximum Total Premium(s):                               $1,000,000

          Minimum Initial Variable Sub-account Allocation or Transfer:  $1,000

          Minimum Initial Fixed Account Allocation or Transfer:         $1,000

          Maximum Transfer Percentage
     from the Fixed Account:                                             25%

          Minimum Policy Value:                                         $2,000




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--------------------------------------------------
Table of Contents
--------------------------------------------------



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



                                                                                                 PAGE

                    INFORMATION PAGE...............................................................2 & 3


                    DEFINITIONS....................................................................5

                    OWNER, ANNUITANT, BENEFICIARY..................................................................5

                    ESTABLISHING                                                                                       THIS
                    POLICY.................................................................................6

                    THE VARIABLE ACCOUNT......................................................................................7

                    THE                                                                                               FIXED
                    ACCOUNT...............................................................................................8

                    TRANSFER
                    PROVISIONS..........................................................................................9

                    WITHDRAWAL PROVISIONS...................................................................................9

                    SETTLEMENT OPTION PROVISIONS ...................................................................10

                    SETTLEMENT OPTION PAYMENTS.......................................................................11

                    DEATH BENEFIT PROVISIONS ...............................................................................12

                    CHARGES, FEES AND SERVICES ...........................................................................13

                    GENERAL                                                                                      PROVISIONS
                    ............................................................................................14

                    APPENDIX - ANNUITY RATE TABLES....................................................................15

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Definitions
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3-504 11-197 Page 9 Annuity Date The date the annuitization phase of this policy begins. The annuity date is shown on the Information Page. The annuity date can not be later than the Annuitant's 90th birthday.

Cash Surrender Value
The amount we will pay to the owner if the policy is surrendered on or before the annuity date. The cash surrender value is equal to the policy value; less any account fee, contingent deferred sales load, or premium tax charges.

Code
The Internal Revenue Code of 1986, as amended, and the rules and regulations issued under it.

Fixed Account
An account which credits a rate of interest for a period of at least twelve months for each allocation or transfer.

Fixed Account Accumulated Value
The total dollar value of all amounts the owner allocates or transfers to the fixed account; plus interest credited; less any amounts withdrawn, applicable fees and premium tax charges, and/or transfers out to the variable account prior to the annuity date.

Policy Anniversary
The anniversary each year of the policy effective date as shown on the Information Page.

Policy Value
The sum of the variable accumulated value and the fixed account accumulated value.

Policy Year
The 12-month period starting on the policy effective date and ending with the day before the policy anniversary, and each 12-month period thereafter.

Portfolio
The investment portfolio underlying each variable sub-account in which we will invest any amounts the owner allocates to that variable sub-account.

Status (Qualified and Non-Qualified)
The status shown on the Information Page. This policy has a qualified status if it is issued in connection with a retirement plan or program.

Valuation Day
Any day the New York Stock Exchange is open. To determine the value of an asset on a day that is not a valuation day, we will use the value of that asset as of the end of the next valuation day.

Valuation Period
The time interval between the closing (generally 4:00 p.m. Eastern Time) of the New York Stock Exchange on consecutive valuation days.

Variable Account
The variable account (separate account VA-6NY) is a separate account established and maintained by us for the investment of a portion of our assets.

Variable Accumulated Value
The total dollar value of all variable accumulation units under this policy prior to the annuity date.

Variable Accumulation Unit
A unit of measure used to determine the variable accumulated value before the annuity date. The value of a variable accumulation unit varies with each variable sub-account.

Variable Sub-accounts
One or more divisions of the variable account each of which invests solely in shares of one of the portfolios. The variable sub-accounts selected by the owner are shown on the Information Page.


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                              3-504 11-197 Page 20



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---------------------------------------------------------
Owner, Annuitant, Beneficiary


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Owner (Joint Owners)
The person(s) named on the Information Page who, while living, controls all rights and benefits under this policy. If the owner is a trust that allows a person(s) other than the trustee to exercise the ownership rights under this policy, such person(s) must be named annuitant(s) and will be treated as the owner. If joint owners are named, the joint owners share ownership in this policy equally with the right of survivorship. The right of survivorship means that if a joint owner dies, his or her interest in the policy will pass to the surviving joint owner subject to the death benefit provisions.

The owner(s) is entitled to designate the annuitant, beneficiary or other payee, settlement option, and annuity date. The owner must notify us at our service center to make changes to these designations in a form and manner acceptable to us.

Annuitant (Joint Annuitant)
The person(s) named on the Information Page whose age and sex is used to determine the amount of settlement option payments on the annuity date. If a joint annuitant is named, that joint annuitant must be the annuitant's spouse. The joint annuitant will become the annuitant if the annuitant dies. If there is no joint annuitant and the annuitant dies, an individual owner will become the new annuitant until the owner names another annuitant.

If the owner is an individual, the annuitant(s) may be changed by the owner at any time before the annuity date. Any such change will be subject to the then current underwriting requirements. We reserve the right to reject any change of the annuitant(s) which has been made without our prior written consent.

If the owner is not an individual, the annuitant(s) may not be changed.

Beneficiary
The person(s) named on the Information Page who is designated to receive the amounts payable under this policy if:

      The owner dies before the annuity date and there is no joint owner; or

      The owner dies after the annuity date and settlement option payments have begun under a selected settlement option that guarantees payments for a certain period of time.

The interest of any beneficiary who dies before the owner will terminate at time of death of such beneficiary.

A  beneficiary  may be named or  changed  at any  time.  Any  change  made to an
irrevocable   beneficiary   must  also  include  the  written   consent  of  the
beneficiary, except as otherwise required by law.

If more than one beneficiary is named, each named beneficiary will share equally in any benefits or rights granted by this policy unless the owner gives us other instructions at the time the beneficiaries are named.



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Establishing this Policy

          This policy was established on the policy effective date shown on the Information Page.

Any time before the annuity date the owner may make additional premiums to this policy.

The owner may allocate premiums to the fixed account or one or more of the variable sub-accounts we offer at the time we receive a premium. We reserve the right to limit the total number of investment options that may be chosen over the lifetime of the policy, but never to fewer than 18.

All premiums are subject to the conditions listed below.

Premium Provisions
Payment and Acceptance of Premiums
Premiums are payments the owner makes to us for the benefits under this policy. All premiums must be made to either an agent designated by us or our service center.

The initial premium, as shown on the Information Page, will be credited to the variable sub-accounts and/or the fixed account according to the owner's instructions within two business days of the date our service center receives both the initial premium and sufficient information, in a form and manner acceptable to us, to issue this policy.

Additional premiums will be credited on the date we receive them at our service center and are subject to the conditions listed below. Premiums must:

      Meet the additional payment minimum shown on the Information Page.

      Not exceed any federal or state limitations during any taxable year; and

      Not exceed the maximum total premium amount, as shown on the Information Page, without our prior approval.

We may return to the owner any premiums that do not meet the conditions described in this section.

Allocating Each Premium
Allocations the owner makes to the variable sub-accounts and the fixed account are subject to the following conditions. The owner must allocate:

      In whole number percentages;

      A minimum of $500 to any variable sub-account or the fixed account.

      Not  less  than  the  variable   sub-account  minimum,  as  shown  on  the
     Information Page, to variable sub-accounts with a zero balance.
      Not less than the fixed account minimum, as shown on the Information Page.

The owner may change allocation elections for future premiums any time before the annuity date by notifying us at our service center.

Continuation of this Policy
If the owner stops making additional premiums to this policy, the provisions of the policy will continue in force until all values have been distributed. The owner may exercise all ownership rights under this policy during that time, including making withdrawals and applying the annuity amount, as defined in the settlement option provisions section, to provide payments under a settlement option described in this policy.

-------------------------------------------------------------------------
The Variable Account

The variable account is a separate account established and maintained by the Company for the investment of a portion of our assets pursuant to Section 4240 of the New York Insurance Law and New York Insurance Department Regulation 47 (11NYCRR50). We will use the assets of the variable account to buy shares in the various portfolios. Premiums allocated or transfers made to one or more variable sub-accounts will become a part of the variable account.

The assets of the variable account are owned by us. The assets in the variable account are not chargeable with liabilities arising out of any other business we conduct, except to the extent that they exceed the reserves and other liabilities of the variable account. The assets of the variable account maintained under this policy will be kept separate from the assets held in our general account.

Variable Sub-accounts
The variable account is composed of a number of variable sub-accounts. The investment performance of each variable sub-account is linked directly to the investment performance of the underlying portfolio.

We cannot and do not guarantee that any of the variable sub-accounts will always be available for investment. We reserve the right, subject to compliance with applicable federal or state law, rules or regulations, to add, delete, or substitute the variable sub-accounts or the portfolio shares held by a variable sub-account, if we believe that further investment in the shares is no longer appropriate or shares in a portfolio become no longer available for investment. We will send written notification to the owner of such changes.

Variable Accumulation Unit
A variable accumulation unit is a unit of measure we use to determine the variable accumulated value each day before the annuity date. The variable accumulated value is the total dollar value of all variable accumulation units for each variable sub-account. The value of a variable accumulation unit varies with each variable sub-account. Premiums allocated or transfers made to a variable sub-account are credited to the variable accumulated value in the form of variable accumulation units. Transfers, withdrawals, or fees made from a variable sub-account will result in the cancellation of variable accumulation units.

Each time a premium is allocated or a transfer is made to a variable sub-account, the number of variable accumulation units credited will be determined. We will determine the number of variable accumulation units by dividing the total amount allocated by the value of that variable sub-account's variable accumulation unit for the valuation day on which either we received the premium allocation or transfer request at our service center.

The value of a variable accumulation unit for each variable sub-account is determined by multiplying the value of that unit at the end of the prior valuation period by the net investment factor of the variable sub-account for the valuation period. The value of a variable accumulation unit may increase or decrease.

Net Investment Factor
The net investment factor is the formula that measures the investment performance of a variable sub-account from one valuation period to the next. For any variable sub-account, the net investment factor for a valuation period is determined by dividing (A) by (B), then subtracting (C) where;

 (A) is
The net asset value per share held in the variable sub-account, as of the end of the valuation period; plus (minus) The per-share amount of any dividend or capital gain distributions if the "ex-dividend" date occurs in the valuation period; plus (minus)

A per-share charge or credit as of the end of the valuation period for tax reserves for realized and unrealized capital gains, if any.

 (B) is
The net asset value per share held in the variable sub-account as of the end of the prior valuation period.

 (C) is
The daily mortality and expense risk charge multiplied by the number of calendar days in the current valuation period; plus

The daily administrative expense charge multiplied by the number of calendar days in the current valuation period.


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------------------------------------------------------------------------
The Fixed Account
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Crediting of Interest
We will establish effective annual rates of interest for any amounts allocated or transferred to this fixed account from time to time. Any premium allocation or transfer to the fixed account will be credited interest at the rate applicable for its class. We guarantee that the rate of interest in effect for any amounts allocated or transferred will remain in effect for at least twelve months from the date such allocation or transfer is made. At any time after the end of the twelve month period for a particular allocation, we may change the annual rate of interest without prior notice. We guarantee that any subsequent change in the annual rate of interest will remain in effect for a minimum of twelve months from the effective date of change.

Interest will be credited on a daily basis at a daily rate which is equivalent to the effective annual interest rate for that allocation. The effective annual interest rate applicable to an allocation will never be less than 3% annually.

Transfer Limitations
Transfers from and to the fixed account are subject to the following conditions:

      The owner may make four transfers from the fixed account to the variable account each policy year. The total amount transferred may not exceed the maximum amount allowed for any policy year. We reserve the right to waive this limitation.

      The maximum amount that may be transferred each policy year is a percentage of the value of the fixed account as of the last policy anniversary less any prior transfers made that policy year. The percentage rate, which will be declared by the Company from time to time, will not be less than 25 percent. The percentage rate on the policy effective date for the maximum transfer amount is shown on the Information Page.

      Each time an amount is transferred from the fixed account into the variable account, the owner may not transfer any amounts back to the fixed account for six months following the date of the original transfer.




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----------------------------------------------------------------------------
Transfer Provisions

-------------------------------------------------------------------------
The owner may transfer all or a portion of the policy value between and among the variable sub-accounts and the fixed account, subject to the limitations as described in this section and the fixed account section of this policy.

All transfer requests must specify (a) the amount of the transfer; (b) the variable sub-account or the fixed account from which the transfer is to be made; and (c) the variable sub-account or fixed account which is to receive the transfer. All transfers will be made as of the valuation day we receive the request at our service center.

Before the annuity date, transfers in excess of the maximum per policy year, as shown on the Information Page, will be subject to a transfer fee, as described in the charges, fees and services section of this policy. We reserve the right to waive the transfer fee.

After the annuity date, transfers are only permitted if a variable payment option is elected. Such transfers among the variable sub-accounts are limited to four per policy year. We reserve the right to change the number of transfers available after the annuity date but never to fewer than four.

Before and after the annuity date the minimum amount that may be transferred from a variable sub-account or the fixed account is the lesser of $1,000 or the entire value of the variable sub-account or fixed account from which the transfer is being made. The minimum amount that may be initially allocated or transferred into a variable sub-account or the fixed account is shown on the Information Page.



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Withdrawal Provisions

Before the annuity date and subject to the conditions below the owner may:

      Withdraw a portion of the policy value for cash subject to any applicable contingent deferred sales load and premium tax charges; or

Automatically withdraw a portion of the policy value by electing the systematic withdrawal option; or

      Withdraw the cash surrender value and terminate this policy.

Any amount withdrawn that exceeds the allowed amount, as described below, may be subject to a contingent deferred sales load. All withdrawals will be made from premiums on a first in, first out basis and then from earnings.

Partial Withdrawal Provisions
-----------------------------------------------------------------------

Partial withdrawals taken from the variable sub-accounts or the fixed account are subject to a minimum withdrawal amount equal to the lesser of $1,000 or the entire value of the variable sub-account or fixed account from which the withdrawal is being made. We reserve the right not to process any withdrawal if the resulting policy value is below the minimum, as shown on the Information Page.

Systematic Withdrawal Option
The owner may elect to automatically receive a series of partial withdrawals under the systematic withdrawal option.

Systematic withdrawals may be subject to a fee as described in the charges, fees and services section of this policy.

The owner may terminate systematic withdrawals at any time by notifying us at our service center. Once the option has been termin-ated, it may not be elected again for a twelve month period. Systematic withdrawals will automatically terminate if the policy is annuitized, surrendered or otherwise distributed as a result of the owner's death.

Surrender of this Policy
The owner may surrender this policy to us for its cash surrender value on or before the annuity date.

Payment of the cash surrender value to the owner will be in full settlement of our liability under the policy.

Withdrawal of Funds Without Charges
At the end of the free look period or 30 days after the policy effective date, whichever is later, the owner may make withdrawals up to the allowed amount each policy year before the annuity date without incurring a contingent deferred sales load.

The allowed amount is equal to 15% of premi-ums less than seven years old as of the last pol-icy anniversary, less any previous withdrawals taken in that policy year. For the first policy year, the allowed amount is equal to 15% of premiums as of the time of the first withdrawal, less any previous withdrawals taken that policy year. Previous withdrawals include partial with-drawals and certain scheduled with-drawals, such as systematic withdrawals. Any amounts that exceed the allowed amount will be subject to a contingent deferred sales load. Premiums that are older than seven years old will not be subject to a contingent deferred sales load.

Contingent Deferred Sales Load
A contingent deferred sales load may apply when a withdrawal from, or surrender of, this policy occurs. For purposes of determining the contingent deferred sales load, all withdrawals are made first from premiums on a first-in, first-out basis and then from earnings.

We calculate the contingent deferred sales load separately for each premium received by us. The contingent deferred sales load is a percentage of the withdrawn premium.

The applicable contingent deferred sales load percentages, as shown on the Information Page, are based on the number of complete years from the receipt of the premium(s) to the date of withdrawal.

Waiver of Contingent Deferred Sales Load We will waive the contingent deferred sales load:

     On the allowed amount.

      Upon annuitization on or after the first policy anniversary, if the selected settlement option involves life contingencies or if the payment period is five or more years.

      Upon the owner's death before the annuity date.

Settlement Option Provisions

      On the annuity date, we will apply the annuity amount, as defined below, to provide payments under the settlement option selected by the owner. The first settlement option payment will be made 30 days after the annuity date.

Settlement option payments may be made in monthly, quarterly, semi-annual or annual installments as selected by the owner.

The Owner may change the annuity date and settlement and payment option by notifying our service center at least 30 days before the annuity date.

The annuity date must be on or before the first day of the calendar month immediately preceding the month of the annuitant's or joint annuitant's 90th birthday, whichever is earlier.

The annuity date may not be earlier than the first day of the calendar month coinciding with the first policy anniversary.

After the annuity date, we will not allow the owner to make:

      Any changes to either the settlement or payment option;

      Additional premiums; or

      Any further withdrawals.

Annuity Amount
The annuity amount we will apply to provide payments is equal to the policy value, less any applicable contingent deferred sales load and premium tax charges. If the selected settlement option involves life contingencies or if the payment period is five or more years, we will not apply a contingent deferred sales load.

Minimum Requirements
We reserve the right to offer a less frequent mode of payment than the mode selected by the owner or make a cash payment to the owner equal to the cash surrender value if:

      The annuity amount is less than $2,000; or

      The amount of the first fixed payment is less than $20; or

          The amount of the first variable payment is less than $20 or if a variable payment from a variable sub-account is less than $50.

If we make such a cash payment it will be in full settlement of our liability under this policy.

Settlement Options
The settlement options the owner may choose from are listed below. For any settlement option involving life contingencies, it is possible that no settlement option payments will be made from this policy if, after the annuity date but before the first settlement option payment is made, the annuitant and joint annuitant or contingent annuitant, as applicable, dies.

Life Annuity
Provides payments to the owner for as long as the annuitant lives. Payments will end with the payment due just before the annuitant's death and there is no provision for a death benefit payable to a beneficiary.

Life Annuity with Period Certain
Provides  payments to the owner for the longer of: a) the  annuitant's  life; or
(b) the period certain. The period certain may be 120, 180 or 240 months. If the annuitant dies during the period certain, payments will continue until the end of the period certain. Life and Contingent Annuity Provides payments to the owner for as long as the annuitant lives. If the annuitant dies, payments will continue for as long as the contingent annuitant lives in an amount equal to 50%, 66 2/3% or 100% of the original payment, as selected. Payments will then end with the payment due just before the contingent annuitant's death.

Joint and Survivor Annuity
Provides payments to the owner for as long as the survivor of the annuitant or joint annuitant lives. After the first annuitant dies, payments will continue for as long as the survivor lives in an amount equal to 50%, 66 2/3% or 100% of the original payment, as selected. Payments will then end with the payment due just before the death of the survivor.

Other Forms of Payment
Payments can be provided under other settlement options not described in this section. Contact our service center for more information.

Settlement Option Payments

      Settlement option payments may be fixed or variable or a combination of both.

      The fixed payment option provides for settlement option payments that remain constant and are not affected by the investment performance of the variable sub-accounts.
      The variable payment option provides for settlement option payments that vary based on the investment performance of the variable sub-account(s) selected by the owner. These payments may increase, decrease or remain the same.

Fixed Payment Option
Amount of Fixed Payment
The owner may elect to have all or a portion of the annuity amount applied to provide fixed payments. On the annuity date, we will determine the dollar amount of the fixed payments by applying the portion of the annuity amount allocated to provide fixed payments as a single payment based on the settlement option chosen and the age and sex of the annuitant(s), using the appropriate guaranteed annuity rate tables. The monthly annuity rate tables are contained in the appendix.

Variable Payment Option
Amount of First Variable Payment
The owner may elect to have all or a portion of the annuity amount applied to provide settlement option payments that vary based on the investment performance of selected variable sub-accounts. The amount of the first variable payment will be equal to the benefit that could be purchased by applying the portion of the annuity amount allocated to provide the variable payments as a single payment based on the settlement option chosen and age and sex of the annuitant(s) using the appropriate guaranteed annuity rate tables. The monthly annuity rate tables are contained in the appendix.

Amount of Subsequent Variable Payments
We determine the dollar amount of the second and subsequent variable payments by first identifying the number and value of the variable annuity units for each variable sub-account. Variable annuity units are the unit of measure used to determine such payments. For each payment we multiply the number of variable annuity units by the value of the variable annuity units for each variable sub-account.

The number of variable annuity units for each variable sub-account will remain the same for the second and subsequent variable payments (unless amounts are transferred to or from a variable sub-account) and the value of the variable annuity units in each variable sub-account will vary. As a result of the variation in the value of variable annuity units for each variable sub-account between payments, the dollar amount of each variable payment after the first may increase, decrease or remain the same.

Number of Variable Annuity Units
The number of variable annuity units for each variable sub-account is determined by dividing the first variable payment by the value of the variable annuity units of each variable sub-account on the annuity date.

Value of Variable Annuity Units
The variable annuity unit values depend on the net investment factor and the assumed interest rate. The value of a variable annuity unit for each variable sub-account for any valuation day is equal to (A) times (B) times (C), where:

 (A) is the variable annuity unit value on the immediately preceding valuation day;

 (B) is the net investment factor (determined in accordance with the net investment factor provision on Page 7), for the valuation period just ended; and

 (C) is the investment result adjustment factor (.99989255)n, which recognizes an assumed interest rate of 4% per year. The Company reserves the right to offer other assumed interest rates with appropriate investment result adjustment factors. The "n" in the investment result adjustment factor is the number of days since the preceding valuation day.

Once settlement option payments begin, we guarantee the amount of each variable payment will not be affected by variations in expenses or mortality experience.

Death Benefit Provisions

We must distribute death benefits or continue making settlement option payments under this policy according to the requirements of Code Section 72(s) as long as this policy is in force or benefits remain to be paid.

We will not accept any additional premiums after the death of the owner or joint owner.

If any ownership change is made, the death benefit under this policy may be reduced in accordance with our then current underwriting rules. Such reduction will never decrease the death benefit below the policy value. We must receive proof of death before any benefits are distributed from this policy. Proof of death acceptable to us includes:

      A certified copy of a death policy

      A certified copy of a court decree stating the cause of death

      A written statement by a medical doctor who attended the deceased

      Any other proof or documents we may require

Amount of Death Benefit
If the owner or joint owner dies before the annuity date and neither the deceased owner nor the joint owner had attained the age of 85, the guaranteed minimum death benefit is equal to the greatest of (A), (B) or (C) where:

 (A) is the policy value.

 (B) is 100% of premiums, less the sum of all withdrawals and any applicable premium tax charges.

 (C) is the highest policy value on any policy anniversary, increased by the sum of all premiums received since that policy anniversary, less the sum of all withdrawals and any applicable premium tax charges since that anniversary.

The guaranteed minimum death benefit will be determined as of the end of the valuation period during which our service center receives both proof of death of the owner or joint owner and the written notice of the form of benefit elected by the person to whom the death benefit is payable.

Amount of Death Benefit after the Owner or Joint Owner attains age 85
If the owner or joint owner dies before the annuity date and either the deceased owner or surviving owner had attained the age of 85, the death benefit is equal to the policy value. For purposes of calculating such death benefit, the policy value is determined as of the date the death benefit is paid.

Death of Owner or Joint Owner before the Annuity Date
If the owner or joint owner dies before the annuity date, we will pay the death benefit as specified in this section. The entire death benefit must be distributed within five years after the owner's death. If the owner is not an individual, an annuitant's death will be treated as the death of the owner as provided in Code Section 72(s)(6). For example, this policy will remain in force with the annuitant's surviving spouse as the new annuitant if:

      This policy is owned by a trust; and

      The beneficiary shown on the Information Page is either the annuitant's surviving spouse, or a trust holding the policy solely for the benefit of such spouse.

The manner in which we will pay the death benefit depends on the status of the person(s) involved in this policy. The death benefit will be payable to the first person from the applicable list below:

If the owner is the annuitant:

      The joint owner, if any; then

      The beneficiary, if any.

If the owner is not the annuitant:

      The joint owner, if any; then

      The beneficiary, if any; then

      The annuitant; then

      The joint annuitant; if any.

If the death benefit is payable to the owner's surviving spouse, (or to a trust for the sole benefit of such surviving spouse), we will continue this policy with the owner's spouse as the new annuitant (if the owner was the annuitant) and the new owner (if applicable), unless such spouse selects another option as provided below.

If the death benefit is payable to someone other that the owner's surviving spouse, we will pay the death benefit in a lump sum payment to, or for the benefit of, such person within five years after the owner's death, unless such person(s) selects another option as provided below.

In lieu of the automatic form of death benefit specified above, the person(s) to whom the death benefit is payable may elect to receive it:

      In a lump sum; or

      As settlement option payments, provided the person making the election is an individual. Such payments must begin within one year after the owner's death and must be in equal amounts over a period of time not extending beyond the individual's life or life expectancy.

Election of either option must be made no later than 60 days prior to the one year anniversary of the owner's death. Otherwise, the death benefit will be settled under the appropriate automatic form of benefit specified above.

If the person to whom the death benefit is payable dies before the entire death benefit is paid, we will pay the remaining death benefit in a lump sum to the payee named by such person or, if no payee was named, to such person's estate.

If the death benefit is payable to a non-individual (subject to the special rule for a trust for the sole benefit of a surviving spouse), we will pay the death benefit in a lump sum within one year after the owner's death.

If the Annuitant Dies Before the Annuity Date
If an owner and an annuitant are not the same individual and the annuitant (or the last of joint annuitants) dies before the annuity date, the owner will become the annuitant until a new annuitant is selected.

Death after the Annuity Date
If an owner or an annuitant dies after the annuity date, any amounts payable will continue to be distributed at least as rapidly as under the settlement and payment option then in effect on the date of death.

Upon the owner's death after the annuity date, any remaining ownership rights granted under this policy will pass to the person to whom the death benefit would have been paid if the owner had died before the annuity date, as specified above.

Survival Provision
The interest of any person to whom the death benefit is payable who dies at the time of, or within 30 days after, the death of the owner will also terminate if no benefits have been paid to such beneficiary, unless the owner had given us written notice of some other arrangement .

----------------------------------------------------------------------------
Charges, Fees and Services



Premium Tax Charge
Some jurisdictions impose on us a premium tax on annuities. If a premium tax is imposed, we reserve the right to deduct this amount from premiums or policy value, as appropriate. For purposes of this policy, premium tax charges include retaliatory taxes or other similar taxes.

Mortality and Expense Risk Charge
The amount of the annual mortality and expense risk charge is shown on the Information Page. The mortality and expense risk charge will be deducted on a daily basis from the assets in each variable sub-account as part of the calculation of the variable accumulation unit.

Administrative Expense Charge
The amount of the annual administrative expense charge on the policy effective date is shown on the Information Page. The administrative expense charge will be deducted on a daily basis from the assets in each variable sub-account as part of the calculation of the variable accumulation unit.

We may change this charge upon 30 days advance written notice to the owner. Any increase in the administrative expense charge will apply prospectively to administrative expense charges deducted after the effective date of change. The administrative expense charge will not exceed an annual charge of 0.35%.

Transfer Fee
We reserve the right to impose a transfer fee for each transfer in excess of the number shown on the Information Page made during a single policy year. The amount of the transfer fee on the policy effective date is shown on the Information Page. This fee will not increase.

The transfer fee will be deducted from the amount of the transfer prior to its reallocation. We reserve the right to waive the transfer fee.

Systematic Withdrawal Fee
The amount of the systematic withdrawal fee on the policy effective date is shown on the Information Page.

Account Fee
Before the annuity date, an annual account fee will be deducted from the policy value on the last business day of each policy year and if different, the date the policy is surrendered. The amount of the annual account fee on the policy effective date is shown on the Information Page. The account fee will be deducted on a pro rata basis from the policy value.

Statements of Account
At least once during each policy year, we will send the owner a statement of account reflecting the policy value of the policy. Statements of account will cease to be provided to the owner after the annuity date.

------------------------------------------------------------------------------
General Provisions

Entire Contract
This policy and any attached endorsements and riders are the entire contract.

Misstatement of Age and Sex
If the age or sex of the annuitant(s) and/or of any other measuring life has been misstated, the settlement option payments payable under this policy will be whatever the annuity amount would provide for the correct age or sex of the annuitant(s) and/or of any other measuring life on the annuity date. Any underpayment or overpayment by us, as a result of such misstatement, with interest at 6% per annum, will credited to, or charged against, the current or next succeeding payments.

Proof of Existence and Age
Before making any payment under this policy, we may require proof of the existence and age of the owner, the annuitant and/or any other measuring life. We may also require any other information as we may need in order to provide benefits under the policy.

Changes
No provision of this policy may be changed or waived unless done in writing and signed by two of our authorized officers. We will not make any change that reduces the amounts payable under this policy unless the change is required by law. We will provide the owner a copy of any changes we make to this policy.

Income Tax Qualification
This policy is intended to qualify as an annuity for federal income tax purposes. All provisions in this policy will be interpreted to maintain such tax qualification. We may make changes in order to maintain this qualification or to conform this policy to any applicable changes made in the tax qualification requirements. We will provide the owner with a copy of any changes we make to this policy.


Incontestability
This policy is incontestable from the policy effective date.

Assignment of this Policy
To make ownership changes or assign rights to another person, the owner must notify us at our service center. An assignment or ownership change is not binding on us until we receive the necessary documentation. We are not responsible for the validity or effect - tax or otherwise - of any assignment or ownership change. If an ownership change is made, the death benefit under this policy may be reduced in accordance with our then current underwriting rules. Such reduction will never decrease the death benefit below the policy value.

Payments by/to the Company
All premiums paid to us or amounts paid by us from this policy will be made in the legal currency of the United States of America.

Delay of Payment or Transfer
Except as provided below, we will pay amounts due from this policy within seven days of the date our service center receives both the request for such amount and all the necessary requirements in a form and manner acceptable to us.

We reserve the right to delay the payment of any benefits payable, amounts withdrawn or transfers requested from the variable account due to: (a) the closure of the New York Stock Exchange for reasons other than usual weekends, holidays or if trading on such Exchange is restricted; (b) the existence of an emergency as defined by the Securities and Exchange Commission of the United States Government or restrictions of trading by the Commission; or (c) delays permitted by the Securities and Exchange Commission for the protection of security holders.

We further reserve the right to delay payment of any withdrawal from the fixed account for up to six months after we receive the request for withdrawal. If we delay payment for more than 10 days, we will pay interest as provided in this policy on the withdrawal amount up to the date of payment.

Minimum Benefits
Any settlement option payments, cash surrender value or death benefits that may be available under this policy will not be less than the minimum benefits required by any statute of the jurisdiction in which this policy was issued.

Protection of Benefits/Proceeds
To the extent permitted by law, no payment of benefits or interest will be subject to the claim(s) of any creditor of any owner, annuitant or beneficiary or to any claim or process of law against any owner, annuitant or beneficiary.

Non-Participating
This policy is classified as a non-participating policy. It does not participate in our profits or surplus, and therefore no dividends are payable.

APPENDIX
                               ANNUITY RATE TABLES

Applicability of Rates - The guaranteed annuity rates contained in Tables I and II will be used to provide a minimum guaranteed monthly annuity under the fixed annuity payment option. The annuity rates contained in Tables III and IV, will be used to determine the first monthly annuity payment under the variable annuity payment option.

The rates contained in this policy are for each $1,000 applied under the applicable settlement option and do not include any applicable premium tax charges. Any applicable premium tax charges will be withdrawn as described in the premium tax charge provision of the policy.

Tables I and II under the fixed annuity payment option and Tables III and IV under the variable annuity payment option, as applicable, will be used for all settlement options, subject to any limitations imposed under: (a) a retirement plan or program under which this policy is issued; or (b) applicable federal or state law, rules or regulations which restrict the use of such rates.

Rates Not Shown - Any rates not shown in the Tables contained in this policy will be provided by us upon request.

                              APPENDIX (continued)

                    TABLES OF GUARANTEED ANNUITY RATES UNDER
                          FIXED ANNUITY PAYMENT OPTION

                              TABLE I - MALE RATES


                                      LIFE                      LIFE ANNUITY WITH PERIOD CERTAIN
                  Age               ANNUITY                   120 Months        180 Months       240 Months
--------------------------------------------------------------------------------------------------------------
                  40                   3.76                       3.76              3.75              3.73
                  41                   3.80                       3.79              3.78              3.76
                  42                   3.84                       3.83              3.82              3.80
                  43                   3.88                       3.87              3.86              3.83
                  44                   3.93                       3.92              3.90              3.87
                  45                   3.97                       3.96              3.94              3.91
                  46                   4.02                       4.01              3.98              3.95
                  47                   4.07                       4.06              4.03              3.99
                  48                   4.13                       4.11              4.08              4.03
                  49                   4.18                       4.16              4.13              4.08
                  50                   4.24                       4.21              4.18              4.13
                  51                   4.30                       4.27              4.23              4.17
                  52                   4.37                       4.33              4.29              4.22
                  53                   4.43                       4.40              4.34              4.28
                  54                   4.51                       4.46              4.41              4.33
                  55                   4.58                       4.53              4.47              4.38
                  56                   4.66                       4.60              4.54              4.44
                  57                   4.74                       4.68              4.60              4.50
                  58                   4.83                       4.76              4.67              4.56
                  59                   4.92                       4.84              4.75              4.61
                  60                   5.02                       4.93              4.83              4.68
                  61                   5.12                       5.02              4.90              4.74
                  62                   5.23                       5.12              4.99              4.80
                  63                   5.34                       5.22              5.07              4.87
                  64                   5.47                       5.33              5.16              4.93
                  65                   5.60                       5.45              5.25              5.00
                  66                   5.74                       5.57              5.35              5.06
                  67                   5.90                       5.69              5.45              5.12
                  68                   6.06                       5.83              5.55              5.18
                  69                   6.24                       5.97              5.64              5.24
                  70                   6.43                       6.11              5.74              5.30
                  71                   6.63                       6.26              5.84              5.35
                  72                   6.84                       6.42              5.95              5.41
                  73                   7.07                       6.58              6.05              5.45
                  74                   7.32                       6.74              6.14              5.50
                  75                   7.58                       6.91              6.24              5.54
                  76                   7.86                       7.08              6.33              5.57
                  77                   8.16                       7.26              6.42              5.61
                  78                   8.48                       7.43              6.50              5.63
                  79                   8.83                       7.61              6.58              5.66
                  80                   9.20                       7.79              6.65              5.68
--------------------------------------------------------------------------------------------------------------

Basis of Computation - The actuarial basis for the annuity rates contained in this Table I, is the 1983a Annuity Mortality Table for males, without projection, set back 5 years, with an interest rate of 3.5% per annum.



                              APPENDIX (continued)

                    TABLES OF GUARANTEED ANNUITY RATES UNDER
                          FIXED ANNUITY PAYMENT OPTION

                             TABLE II - FEMALE RATES

                                      LIFE                      LIFE ANNUITY WITH PERIOD CERTAIN
                  Age               ANNUITY                   120 Months        180 Months       240 Months
--------------------------------------------------------------------------------------------------------------
                  40                   3.58                       3.58              3.57              3.56
                  41                   3.61                       3.60              3.60              3.59
                  42                   3.64                       3.64              3.63              3.62
                  43                   3.67                       3.67              3.66              3.65
                  44                   3.71                       3.70              3.69              3.68
                  45                   3.74                       3.74              3.73              3.71
                  46                   3.78                       3.77              3.76              3.75
                  47                   3.82                       3.81              3.80              3.78
                  48                   3.86                       3.85              3.84              3.82
                  49                   3.90                       3.89              3.88              3.86
                  50                   3.95                       3.94              3.92              3.90
                  51                   4.00                       3.98              3.97              3.94
                  52                   4.05                       4.03              4.01              3.98
                  53                   4.10                       4.08              4.06              4.03
                  54                   4.15                       4.14              4.11              4.08
                  55                   4.21                       4.19              4.17              4.13
                  56                   4.28                       4.25              4.22              4.18
                  57                   4.34                       4.32              4.28              4.23
                  58                   4.41                       4.38              4.34              4.28
                  59                   4.48                       4.45              4.41              4.34
                  60                   4.56                       4.52              4.47              4.40
                  61                   4.64                       4.60              4.55              4.46
                  62                   4.73                       4.68              4.62              4.52
                  63                   4.82                       4.77              4.70              4.59
                  64                   4.92                       4.86              4.78              4.66
                  65                   5.03                       4.96              4.86              4.72
                  66                   5.14                       5.06              4.95              4.79
                  67                   5.26                       5.17              5.04              4.86
                  68                   5.39                       5.28              5.14              4.93
                  69                   5.52                       5.40              5.24              5.01
                  70                   5.67                       5.52              5.34              5.07
                  71                   5.82                       5.66              5.44              5.14
                  72                   5.99                       5.80              5.55              5.21
                  73                   6.17                       5.95              5.66              5.27
                  74                   6.36                       6.10              5.77              5.34
                  75                   6.57                       6.27              5.88              5.40
                  76                   6.80                       6.44              6.00              5.45
                  77                   7.04                       6.61              6.11              5.50
                  78                   7.31                       6.80              6.21              5.54
                  79                   7.60                       6.99              6.32              5.58
                  80                   7.91                       7.18              6.42              5.62
--------------------------------------------------------------------------------------------------------------

Basis of Computation - The actuarial basis for the annuity rates contained in this Table II, is the 1983a Annuity Mortality Table for females, without projection, set back 5 years, with an interest rate of 3.5% per annum.



                              APPENDIX (continued)

                          TABLES OF ANNUITY RATES UNDER
                         VARIABLE ANNUITY PAYMENT OPTION

                             TABLE III - MALE RATES


                                      LIFE                      LIFE ANNUITY WITH PERIOD CERTAIN
                  Age               ANNUITY                   120 Months        180 Months       240 Months
--------------------------------------------------------------------------------------------------------------
                  40                   4.08                       4.07              4.06              4.04
                  41                   4.12                       4.11              4.09              4.07
                  42                   4.16                       4.15              4.13              4.11
                  43                   4.20                       4.18              4.17              4.14
                  44                   4.24                       4.23              4.21              4.18
                  45                   4.29                       4.27              4.25              4.21
                  46                   4.33                       4.32              4.29              4.25
                  47                   4.38                       4.36              4.33              4.29
                  48                   4.44                       4.41              4.38              4.33
                  49                   4.49                       4.46              4.43              4.38
                  50                   4.55                       4.52              4.48              4.42
                  51                   4.61                       4.57              4.53              4.47
                  52                   4.67                       4.63              4.59              4.52
                  53                   4.74                       4.69              4.64              4.57
                  54                   4.81                       4.76              4.70              4.62
                  55                   4.88                       4.83              4.76              4.67
                  56                   4.96                       4.90              4.83              4.73
                  57                   5.04                       4.97              4.89              4.78
                  58                   5.13                       5.05              4.96              4.84
                  59                   5.22                       5.13              5.04              4.90
                  60                   5.31                       5.22              5.11              4.96
                  61                   5.42                       5.31              5.19              5.02
                  62                   5.52                       5.41              5.27              5.08
                  63                   5.64                       5.51              5.36              5.14
                  64                   5.76                       5.62              5.44              5.20
                  65                   5.90                       5.73              5.53              5.27
                  66                   6.04                       5.85              5.62              5.33
                  67                   6.19                       5.98              5.72              5.39
                  68                   6.36                       6.11              5.82              5.45
                  69                   6.53                       6.25              5.91              5.51
                  70                   6.72                       6.39              6.01              5.56
                  71                   6.92                       6.54              6.11              5.61
                  72                   7.14                       6.69              6.21              5.67
                  73                   7.37                       6.85              6.31              5.71
                  74                   7.62                       7.01              6.40              5.75
                  75                   7.88                       7.18              6.49              5.79
                  76                   8.16                       7.35              6.58              5.83
                  77                   8.46                       7.52              6.67              5.86
                  78                   8.79                       7.70              6.75              5.89
                  79                   9.13                       7.87              6.83              5.91
                  80                   9.51                       8.05              6.90              5.93
--------------------------------------------------------------------------------------------------------------

Basis of Computation - The actuarial basis for the annuity rates contained in this Table IV, is the 1983a Annuity Mortality Table for males, without projection, set back 5 years, with an assumed interest rate of 4% per annum.





                              APPENDIX (continued)

                          TABLES OF ANNUITY RATES UNDER
                         VARIABLE ANNUITY PAYMENT OPTION

                             TABLE IV - FEMALE RATES


                                      LIFE                      LIFE ANNUITY WITH PERIOD CERTAIN
                  Age               ANNUITY                   120 Months        180 Months       240 Months
--------------------------------------------------------------------------------------------------------------
                  40                   3.90                       3.90              3.89              3.88
                  41                   3.93                       3.92              3.92              3.91
                  42                   3.96                       3.95              3.95              3.94
                  43                   3.99                       3.98              3.97              3.96
                  44                   4.02                       4.01              4.01              3.99
                  45                   4.06                       4.05              4.04              4.02
                  46                   4.09                       4.08              4.07              4.06
                  47                   4.13                       4.12              4.11              4.09
                  48                   4.17                       4.16              4.15              4.13
                  49                   4.21                       4.20              4.19              4.16
                  50                   4.26                       4.24              4.23              4.20
                  51                   4.30                       4.29              4.27              4.24
                  52                   4.35                       4.34              4.32              4.28
                  53                   4.40                       4.39              4.36              4.33
                  54                   4.46                       4.44              4.41              4.37
                  55                   4.52                       4.49              4.46              4.42
                  56                   4.58                       4.55              4.52              4.47
                  57                   4.64                       4.61              4.58              4.52
                  58                   4.71                       4.68              4.64              4.57
                  59                   4.78                       4.75              4.70              4.63
                  60                   4.86                       4.82              4.77              4.69
                  61                   4.94                       4.89              4.84              4.75
                  62                   5.03                       4.98              4.91              4.81
                  63                   5.12                       5.06              4.98              4.87
                  64                   5.22                       5.15              5.06              4.94
                  65                   5.32                       5.24              5.14              5.00
                  66                   5.43                       5.34              5.23              5.07
                  67                   5.55                       5.45              5.32              5.14
                  68                   5.68                       5.56              5.41              5.21
                  69                   5.81                       5.68              5.51              5.27
                  70                   5.96                       5.80              5.61              5.34
                  71                   6.11                       5.93              5.71              5.41
                  72                   6.28                       6.08              5.82              5.48
                  73                   6.46                       6.22              5.93              5.54
                  74                   6.65                       6.37              6.04              5.60
                  75                   6.86                       6.54              6.15              5.66
                  76                   7.09                       6.71              6.25              5.71
                  77                   7.33                       6.88              6.37              5.76
                  78                   7.60                       7.07              6.47              5.80
                  79                   7.89                       7.25              6.57              5.84
                  80                   8.20                       7.45              6.67              5.88
--------------------------------------------------------------------------------------------------------------

Basis of Computation - The actuarial basis for the annuity rates contained in this Table V, is the 1983a Annuity Mortality Table for females, without projection, set back 5 years, with an assumed interest rate of 4% per annum.

                  Variable and fixed dollar settlement options
                          Separate Account Investments
                     Non-participating - No annual dividends


[GRAPHIC OMITTED]